UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): November 25, 2009

AZZURRA HOLDING CORPORATION.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-25356	59-1834763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 PACIFIC HIGHWAY, NO. 1902, SAN DIEGO, CALIFORNIA	92101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (310) 242-5699

6080 CENTER DRIVE, SUITE 512, LOS ANGELES, CALIFORNIA 90045
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective November 25, 2009, Messrs. Mark Schaftlein and Richard Reiss  resigned as directors of the Company.  There was no disagreement between the Company and either of Messrs. Schaftlein or Reiss, who both resigned to focus on other business opportunities, and personal interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZURRA HOLDING CORPORATION.

By:          /s/ Daniel W. Rumsey
Daniel W. Rumsey
President and Chief Executive Officer

Date: November 27, 2009